Exhibit 99.2

CERTIFICATE OF CONVERSION

OF

TRAVELCENTERS OF AMERICA LLC

PURSUANT TO SECTION 18-216 OF THE

DELAWARE LIMITED LIABILITY COMPANY ACT

This Certificate of Conversion is being duly executed and filed by TravelCenters of America LLC, a Delaware limited liability company (the “LLC”), to convert the LLC to TravelCenters of America Inc., a Maryland corporation (the “Corporation”), under the Delaware Limited Liability Company Act (the “DLLCA”) and the Maryland General Corporation Law. The LLC does here by certify as follows:

FIRST:  The name of the limited liability company is TravelCenters of America LLC.

SECOND:  The date of filing of its original Certificate of Formation with the Secretary of State of Delaware is October 10, 2006.

THIRD:  The jurisdiction of the business form to which the LLC shall be converted is the State of Maryland.

FOURTH:  The conversion has been approved in accordance with section 18-216 of the DLLCA.

FIFTH:  The LLC may be served with process in the State of Delaware in any action, suit or proceeding for enforcement of any obligation of the LLC arising while it was a limited liability company of the State of Delaware, and that it irrevocably appoints the Secretary of State as its agent to accept service of process in any such action, suit or proceeding.

SIXTH:  The address to which a copy of the process shall be mailed to by the Secretary of State is 24601 Center Ridge Road, Suite 200, Westlake, OH 44145-5639.

SEVENTH:  The future effective date and time of the conversion to a non-Delaware entity is 12:01 a.m., August 1, 2019.

[Signature Page Follows]

IN WITNESS WHEREOF, the LLC has executed this Certificate of Conversion this 30th day of July, 2019.

TRAVELCENTERS OF AMERICA LLC

By:	/s/ Andrew J. Rebholz
	Name:	Andrew J. Rebholz
	Title:	Chief Executive Officer